    As filed with the Securities and Exchange Commission on August 18, 2000
================================================================================
                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                          APACHE MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                             23-2476415
                --------                             ----------
    (State or Other Jurisdiction of               (I.R.S. Employer
    Incorporation or Organization)               Identification No.)

                        1650 Tysons Boulevard, Suite 300
                                McLean, VA 22102
                                 (703) 847-1400
                    (Address of Principal Executive Offices)
                          ----------------------------
                          APACHE MEDICAL SYSTEMS, INC.
                   AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR
                         SUPPLEMENTAL STOCK OPTION PLAN
                            (Full Title of the Plan)
                          ----------------------------
                                Karen C. Miller
              Vice President, Finance and Chief Financial Officer
                        1650 Tysons Boulevard, Suite 300
                                McLean, VA 22102
                    (Name and Address of Agent for Service)

                                 (703) 847-1400
         (Telephone Number, Including Area Code, of Agent for Service)
                                   Copies to:
                              David C. Main, Esq.
                                  Shaw Pittman
                              2300 N Street, N.W.
                             Washington, D.C. 20037
                                 (202) 663-8000

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
                                      Proposed         Proposed
                                       Maximum          Maximum
     Title Of                         Aggregate        Aggregate       Amount Of
 Securities To Be   Amount To Be      Offering         Offering       Registration
    Registered       Registered    Price Per Share       Price            Fee
------------------------------------------------------------------------------------
Common Stock,        130,000(1)       $1.031(2)       $134,030(2)         $36
$.01 par value
per share
------------------------------------------------------------------------------------


 (1) AMOUNT REPRESENTS THE NUMBER OF SHARES ISSUABLE PURSUANT TO THE APACHE MEDICAL SYSTEMS, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR SUPPLEMENTAL STOCK OPTION PLAN IN ADDITION TO THE 120,000 SHARES REGISTERED ON REGISTRATION STATEMENT NO. 333-88747. THIS REGISTRATION STATEMENT SHALL ALSO COVER ANY ADDITIONAL SHARES OF COMMON STOCK WHICH MAY BECOME ISSUABLE BY REASON OF ANY STOCK DIVIDEND, STOCK SPLIT, RECAPITALIZATION OR OTHER SIMILAR TRANSACTIONS IN ACCORDANCE WITH RULE 416 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

 (2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(c) AND RULE 457(h) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED UPON THE AVERAGE HIGH AND LOW PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ STOCK MARKET ON AUGUST 16, 2000.

             INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

      This Registration Statement relates to the registration of additional shares under the APACHE Medical Systems, Inc. Amended and Restated Non-Employee Director Supplemental Stock Option Plan. Shares to be issued pursuant to that plan were registered pursuant to registration statement on Form S-8 (File No. 333-88747), the contents of which are hereby incorporated by reference into this registration statement to the extent they present information not otherwise presented herein.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

      Exhibit
      Number        Description of Exhibit
      -------       ----------------------
      5.1           Opinion of Shaw Pittman as to the legality of the
                    securities being registered (filed herewith).

      23.1          Consent of Shaw Pittman (filed herewith as part of Exhibit
                    5.1).

      23.2          Consent of Ernst & Young LLP (filed herewith).

      23.3          Consent of Arthur Andersen, LLP (filed herewith).

      24.1          Powers of Attorney (included on signature page).

      99.1          APACHE Medical Systems, Inc. Amended and Restated
                    Non-Employee Director Supplemental Stock Option Plan
                    (incorporated by reference to Appendix A to the Registrant's Proxy Statement on Schedule 14A filed on April
                    27, 2000 (File No. 0-20805)).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on this 18th day of August, 2000.

                                   APACHE MEDICAL SYSTEMS, INC.
                                   (Registrant)

                                    /s/ WILLIAM A. KNAUS
                                   ---------------------
                                   William A. Knaus
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Knaus and Karen C. Miller, each acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Name                             Title                         Date
----                             -----                         ----
 /s/ William A. Knaus            President, Chief Executive      August 18, 2000
---------------------------      Officer and Director
William A. Knaus                 (Principal Executive Officer)



 /s/ Karen C. Miller             Vice President, Finance and     August 18, 2000
---------------------------      Chief Financial Officer
Karen C. Miller                  (Principal Financial and
                                 Accounting Officer)



 /s/ Gerald E. Bisbee             Director                        August 18, 2000
----------------------------
Gerald E. Bisbee, Jr., Ph.D.

 /s/ Edward J. Connors            Director                        August 18, 2000
-----------------------------
Edward J. Connors


 /s/ Richard Dessimoz             Director                        August 18, 2000
-----------------------------
Richard Dessimoz


 /s/ Thomas W. Hodson             Chairman of the Board           August 18, 2000
---------------------------
Thomas W. Hodson

 /s/ Lawrence S. Lewin            Director                        August 18, 2000
------------------------------
Lawrence S. Lewin

                                 EXHIBIT INDEX

      Exhibit
      Number        Description of Exhibit
      -------       ----------------------
      5.1           Opinion of Shaw Pittman as to the legality of the
                    securities being registered (filed herewith).

      23.1          Consent of Shaw Pittman (filed herewith as part of Exhibit 5.1).

      23.2          Consent of Ernst & Young LLP (filed herewith).

      23.3          Consent of Arthur Andersen, LLP (filed herewith).

      24.1          Powers of Attorney (included on signature page).

      99.1          APACHE Medical Systems, Inc. Amended and Restated
                    Non-Employee Director Supplemental Stock Option Plan
                    (incorporated by reference to Appendix A to the Registrant's Proxy Statement on Schedule 14A filed on April
                    27, 2000 (File No. 0-20805)).